     As filed with the Securities and Exchange Commission on June 22, 1999
                         Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    Form S-8
            Registration Statement under The Securities Act of 1933

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
             (Exact name of Registrant as specified in its charter)

            Maryland                                     58-2328421
-----------------------------------       -------------------------------------
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


      3885 Holcomb Bridge Road
          Norcross, Georgia                                30092
----------------------------------------   ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                     INDEPENDENT DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                          Leo F. Wells, III, President
                    Wells Real Estate Investment Trust, Inc.
               3885 Holcomb Bridge Road, Norcross, Georgia 30092
                    (Name and Address of Agent For Service)

                                 (770) 449-7800
         (Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:
                             Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                              Holland & Knight LLP
                        One Atlantic Center, Suite 2000
                        1201 West Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3400


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
   Title of                                                   Proposed              Proposed
 Each Class of                                                Maximum               Maximum
   Securities                          Amount to be        Offering Price          Aggregate              Amount of
to be Registered                       Registered(1)          Per Share          Offering Price        Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               100,000              $12.00              $1,200,000              $334 (2)
-----------------------------------------------------------------------------------------------------------------------
=======================================================================================================================

(1) This amount includes options to acquire 22,500 shares that have been issued (Initial Options) and options to acquire an additional 77,500 shares to be issued in the future (Subsequent Options). This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions in the Plan.

(2) Determined in accordance with Rule 457(h), the registration fee is based on the exercise price per share for shares presently subject to the Initial Options, and the minimum exercise price per share for the Subsequent Options.

                                 PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and the instructions to Form S-8, Wells Real Estate Investment Trust, Inc. (the "Registrant") is not filing such documents with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:

          (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

          (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (3) The Registrant's Definitive Proxy Statement on Schedule 14A filed April 30, 1999;

          (4) The Registrant's Amendment to Current Report on Form 8-K/A filed on April 16, 1999;

          (5) The Registrant's Current Report on Form 8-K filed on February 17, 1999; and

          (6) The description of the Registrant's Common Stock, par value $.01 per share, set forth under the caption "Description of Capital Stock" in the 424(b) Prospectus and incorporated by reference into the Registrant's Registration Statement on Form 8-A (No. 0-25739) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") on April 8, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 2-418 of the Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation may indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

     The Registrant's Articles of Incorporation and Bylaws provide in effect for the indemnification by the Registrant of the directors and officers of the Registrant to the fullest extent permitted by applicable law. The Registrant has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number     Description

 3.1*      Form of Amended and Restated Articles of Incorporation of the
           Registrant

 3.2*      Bylaws of the Registrant

 3.2(a)*   Amendment No. 1 to Bylaws of the Registrant

 5         Opinion of Holland & Knight LLP

23.1       Consent of Holland & Knight LLP (contained in Exhibit 5)

23.2       Consent of Arthur Andersen LLP

24         Power of Attorney (contained on the signature page hereto)

99         Wells Real Estate Investment Trust, Inc. Independent Director
           Stock Option Plan

____________________
* Incorporated by reference to the Registrant's Registration Statement on Form S-11 (Commission No. 333-32099), as amended to date.


Item 9.  Undertakings.

     The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Articles of Incorporation or Bylaws of the Registrant or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and the State of Georgia on this 16th day of June, 1999.

                                        WELLS REAL ESTATE INVESTMENT TRUST, INC.


                                        By: /s/ Leo F. Wells, III
                                            ------------------------------------
                                                Leo F. Wells, III
                                                President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Leo F. Wells, III and Brian M. Conlon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature                              Title                                                      Date
---------                              -----                                                      -----
/s/ Leo F. Wells, III                  President (Principal Executive Officer)                    June 16, 1999
-----------------------------          and Director
Leo F. Wells, III

/s/ Brian M. Conlon                    Executive Vice President (Principal                        June 16, 1999
-----------------------------          Financial and Accounting Officer)
Brian M. Conlon                        and Director

/s/ John L. Bell                       Director                                                   June 16, 1999
-----------------------------
John L. Bell

/s/ Richard W. Carpenter               Director                                                   June 16, 1999
-----------------------------
Richard W. Carpenter

/s/ Bud Carter                         Director                                                   June 16, 1999
----------------------------
Bud Carter

/s/ William H. Keogler, Jr.            Director                                                   June 16, 1999
----------------------------
William H. Keogler, Jr.

/s/ Donald S. Moss                     Director                                                   June 16, 1999
----------------------------
Donald S. Moss

/s/ Walter W. Sessoms                  Director                                                   June 16, 1999
----------------------------
Walter W. Sessoms

/s/ Neil H. Strickland                 Director                                                   June 16, 1999
----------------------------
Neil H. Strickland

                                 EXHIBIT INDEX

Exhibit
Number    Description

 3.1*     Form of Amended and Restated Articles of Incorporation of the
          Registrant

 3.2*     Bylaws of the Registrant

 3.2(a)*  Amendment No. 1 to Bylaws of the Registrant

 5        Opinion of Holland & Knight LLP

23.1      Consent of Holland & Knight LLP (contained in Exhibit 5)

23.2      Consent of Arthur Andersen LLP

24        Power of Attorney (contained on the signature page hereto)

99        Wells Real Estate Investment Trust, Inc. Independent Director
          Stock Option Plan
____________________
* Incorporated by reference to the Registrant's Registration Statement on Form S-11 (Commission No. 333-32099), as amended to date.